Exhibit A

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class B ordinary shares, par value $0.00001 per share, of Cheche Group Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 28, 2025.

[Signature page to follow]

Lei Zhang

By:	/s/ Lei Zhang
Name:	Lei Zhang

Teton Trust

By:	/s/ QI Lu
Name:	QI Lu
Title:	Authorized Signatory of GIL Trust Limited, the trustee of Teton Trust

GIL Trust Limited

By:	/s/ QI Lu
Name:	QI Lu
Title:	Authorized Signatory

EL Capitan Inc.

By:	/s/ QI Lu
Name:	QI Lu
Title:	Authorized Signatory of Wiselite Capital Ltd., the director of EL Capitan Inc.

Hugou Inc.

By:	/s/ Lei Zhang
Name:	Lei Zhang
Title:	Director